Exhibit 4.5

Execution Version

AVALANCHE BIOTECHNOLOGIES, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

AVALANCHE BIOTECHNOLOGIES, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (the “Agreement”) is entered into as of the 16th day of April, 2014, by and among Avalanche Biotechnologies, Inc., a Delaware corporation (the “Company”) and the investors listed on Exhibit A hereto, referred to hereinafter as the “Investors” and each individually as an “Investor.”

RECITALS

WHEREAS, the Company and certain of the Stockholders have previously entered into that certain Investor Rights Agreement, dated as of September 7, 2010, by and among the Company and the parties thereto (the “Prior Agreement”), for the purpose of setting forth the terms and conditions pursuant to which certain Investors may cause the Company to register shares of Common Stock issuable to the Investors and certain other matters as set forth therein;

WHEREAS, the Company and certain of the Investors have entered into that certain Series B Preferred Stock Purchase Agreement, dated as of April 16, 2014, by and among the Company and the parties thereto (as amended, the “Purchase Agreement”), pursuant to which the Company desires to sell to certain investors, and such investors desire to purchase from the Company, at the Closing (as defined therein) shares of the Company’s Series B Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”);

WHEREAS, as an inducement for, and as a condition to, the aforementioned sales and purchases of Series B Preferred Stock, the Company and undersigned Investors desire to amend and restated the Prior Agreement in its entirety as set forth herein;

WHEREAS, pursuant to Section 5.5 of the Prior Agreement, the Prior Agreement may be amended or modified, and the obligations of the Company and the rights of the Holders (as defined in the Prior Agreement) under the Prior Agreement may be waived, only upon the written consent of the Company and the holders of at least a majority of the then outstanding Registrable Securities (as defined in the Prior Agreement) (the “Prior Agreement Amendment Requirement”).

WHEREAS, the execution of this Agreement by the Company and the undersigned Investors satisfies the Prior Agreement Amendment Requirement.

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.	GENERAL.

1.1 Definitions. As used in this Agreement the following terms shall have the following respective meanings:

(a) “Additional Holders” shall mean all individuals set forth on Exhibit B.

(b) “Affiliate” shall mean any person or entity who or which, directly or indirectly, controls, is controlled by, or is under common control with the relevant Holder, including, without limitation, any general partner, managing partner, manager, member, officer or director of such Investor or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, shares the same management or advisory company with, or is otherwise affiliated with, such Holder; provided, however, that “Affiliate” with respect to those Holders that are advisory clients of Fidelity or T. Rowe Price shall include other funds and accounts managed by Fidelity or T. Rowe Price, respectively.

(c) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(d) “Fidelity” shall mean Fidelity Management & Research Company and any successor or affiliated investment advisor to the Fidelity Investors.

(e) “Fidelity Investors” shall mean the Investors that are advisory clients of Fidelity with respect to holdings of shares in the Company. For the sake of clarity, as of the date hereof the Fidelity Investors marked with an asterisk on Exhibit A attached hereto.

(f) “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(g) “Holder” means any person owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 2.9 hereof.

(h) “Initial Offering” means the Company’s first firm commitment underwritten public offering of its Common Stock registered under the Securities Act.

(i) “Preferred Stock” means shares of the Company’s Series A Preferred Stock and Series B Preferred Stock.

(j) “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

(k) “Registrable Securities” means (a) Common Stock of the Company issuable or issued upon conversion of the Preferred Stock and (b) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities (i) sold by a person to the public either pursuant to a registration statement or Rule 144 or (ii) sold in a private transaction in which the transferor’s rights under Section 2 of this Agreement are not assigned.

(l) “Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 2.2, 2.3 and 2.4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements not to exceed twenty-five thousand dollars ($25,000) of a single special counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

(m) “SEC” or “Commission” means the Securities and Exchange Commission.

(n) “Securities Act” shall mean the Securities Act of 1933, as amended.

(o) “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale.

(p) “Series A Preferred Stock” means the Company’s Series A Preferred Stock, par value $0.0001 per share

(q) “Shares” shall mean the Company’s Series B Preferred Stock issued pursuant to the Purchase Agreement.

(r) “Special Registration Statement” shall mean (i) a registration statement relating to any employee benefit plan or (ii) with respect to any corporate reorganization or transaction under Rule 145 of the Securities Act, any registration statements related to the issuance or resale of securities issued in such a transaction or (iii) a registration related to stock issued upon conversion of debt securities.

(s) “T. Rowe Price” shall mean T. Rowe Price Associates, Inc. and any successor or affiliated investment advisor to the T. Rowe Price Investors.

(t) “T. Rowe Price Investors” shall mean the Investors that are advisory clients of T. Rowe Price with respect to holdings of shares in the Company. For the sake of clarity, as of the date hereof the T. Rowe Price Investors marked with an asterisk on Exhibit A attached hereto.

SECTION 2.	REGISTRATION; RESTRICTIONS ON TRANSFER.

2.1 Restrictions on Transfer.

(a) Each Holder agrees not to make any disposition of all or any portion of the Shares or Registrable Securities unless and until:

(i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii) (A) The transferee has agreed in writing to be bound by the terms of this Agreement, (B) such Holder shall have notified the Company of the proposed disposition, and (C) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company (it being understood that internal securities counsel of T. Rowe Price shall be deemed acceptable for transfers by the T. Rowe Price Investors and internal securities counsel of Fidelity shall be deemed acceptable for transfers by the Fidelity Investors), that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144, except in unusual circumstances. After its Initial Offering, the Company will not require any transferee pursuant to Rule 144 to be bound by the terms of this Agreement if the shares so transferred do not remain Registrable Securities hereunder following such transfer.

(b) Notwithstanding the provisions of subsection (a) above, no such restriction shall apply to a transfer by a Holder (A) that is a partnership transferring to its partners or former partners in accordance with partnership interests, (B) that is a corporation transferring to a wholly-owned subsidiary or a parent corporation that owns all of the capital stock of the Holder, (C) that is a limited liability company transferring to its members or former members in accordance with their interest in the limited liability company, (D) that is an individual transferring to the Holder’s family member or trust for the benefit of an individual Holder (E) pursuant to a merger or reorganization of a U.S. registered mutual fund, (F) by a T. Rowe Price Investor to any entity managed by registered investment advisor or (G) by a Fidelity Investor to any entity managed by registered investment advisor; provided that in each case the transferee will agree in writing to be subject to the terms of this Agreement to the same extent as if he were an original Holder hereunder.

(c) Each certificate representing Registrable Securities shall be stamped or otherwise imprinted with legends substantially similar to the following (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN INVESTOR RIGHTS AGREEMENT BY AND BETWEEN THE STOCKHOLDER AND THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

(d) The Company shall be obligated to reissue promptly unlegended certificates at the request of any Holder thereof if the Company has completed its Initial Offering or in connection with a sale of Registrable Securities by a Holder pursuant to Rule 144 and the Holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company (it being understood that internal securities counsel of T. Rowe Price shall be deemed acceptable for requests by the T. Rowe Price Investors and it being understood that internal securities counsel of Fidelity shall be deemed acceptable for requests by the Fidelity Investors) to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification and legend, provided that the second legend listed above shall be removed only at such time as the Holder of such certificate is no longer subject to any restrictions hereunder.

(e) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal or upon delivery of opinion of counsel reasonably acceptable to the Company (it being understood that internal securities counsel of the T. Rowe Price shall be deemed acceptable with respect to the T. Rowe Price Investors) to the effect that such legend may be removed.

(f) The Company shall keep its securities held by the T. Rowe Price Investors in certificated physical form at least through the expiration or early release of the lock-up period set forth in Section 2.11 below.

2.2 Demand Registration.

(a) Subject to the conditions of this Section 2.2, if the Company shall receive a written request from the Holders of a majority of the Registrable Securities (the “Initiating Holders”) that the Company file a registration statement under the Securities Act covering the registration of at least a majority of the Registrable Securities then outstanding (or a lesser percent if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $10,000,000), then the Company shall, within thirty (30) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 2.2, effect, as expeditiously as reasonably possible, the registration under the Securities Act of all Registrable Securities that all Holders request to be registered.

(b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.2 or any request pursuant to Section 2.4 and the Company shall include such information in the written notice referred to in Section 2.2(a) or Section 2.4(a), as applicable. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities held by all Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 2.2 or Section 2.4, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders). Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(c) The Company shall not be required to effect a registration pursuant to this Section 2.2:

(i) prior to the earlier of (A) the third anniversary of the date of this Agreement or (B) of the expiration of the restrictions on transfer set forth in Section 2.11 following the Initial Offering;

(ii) after the Company has effected two (2) registrations pursuant to this Section 2.2, and such registrations have been declared or ordered effective;

(iii) during the period starting with the date of filing of, and ending on the date one hundred eighty (180) days following the effective date of the registration statement pertaining to a public offering, other than pursuant to a Special Registration Statement; provided that the Company makes reasonable good faith efforts to cause such registration statement to become effective;

(iv) if within thirty (30) days of receipt of a written request from Initiating Holders pursuant to Section 2.2(a), the Company gives notice to the Holders of the Company’s intention to file a registration statement for a public offering, other than pursuant to a Special Registration Statement within ninety (90) days;

(v) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.2 a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Company not more than twice in any twelve (12) month period;

(vi) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.4 below; or

(vii) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

2.3 Piggyback Registrations. The Company shall notify all Holders and Additional Holders in writing at least fifteen (15) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding Special Registration Statements) and will afford each such Holder or Additional Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder or Additional Holder. Each Holder or Additional Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder or Additional Holder. If a Holder or Additional Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder or Additional Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein. For purposes of this Section 2.3 only, the shares set forth opposite each Additional Holder’s name on Exhibit B shall be deemed Registrable Securities.

(a) Underwriting. If the registration statement of which the Company gives notice under this Section 2.3 is for an underwritten offering, the Company shall so advise the Holders and Additional Holders of Registrable Securities. In such event, the right of any such Holder or Additional Holder to include Registrable Securities in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder or Additional Holder’s participation in such underwriting and the inclusion of such Holder or Additional Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders or Additional Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders; third, to the Additional Holders on a pro rata basis based on the total number of Registrable Securities held by the Additional Holders; and fourth, to any stockholder of the Company (other than a Holder) on a pro rata basis. If any Holder or Additional Holder disapproves of the terms of any such underwriting, such Holder or Additional Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder or Additional Holder which is a partnership, limited liability company or corporation, the partners, retired partners, members, retired members and stockholders of such Holder or Additional Holder, or the estates and family members of any such partners, retired partners, members and retired members and any trusts for the benefit of any of the foregoing person shall be deemed to be a single Holder or Additional Holder, and any pro rata reduction with respect to such Holder or Additional Holder shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such Holder or Additional Holder, as defined in this sentence. The T. Rowe Price Investors and Fidelity Investors, respectively, shall each be deemed to be a single “Holder,” for purpose of any pro rata reduction under this Section 2.2(a) and any such pro rata reduction with respect to any such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.

(b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 whether or not any Holder or Additional Holder has elected to include securities in such registration, and shall promptly notify any Holder or Additional Holder that has elected to include shares in such registration of such termination or withdrawal. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.5 hereof.

2.4 Form S-3 Registration. In case the Company shall receive from any Holder or Holders of Registrable Securities a written request or requests that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

(a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

(i) if Form S-3 is not available for such offering by the Holders, or

(ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than one million dollars ($1,000,000), or

(iii) if within thirty (30) days of receipt of a written request from any Holder or Holders pursuant to this Section 2.4, the Company gives notice to such Holder or Holders of the Company’s intention to make a public offering within ninety (90) days, other than pursuant to a Special Registration Statement;

(iv) if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than one hundred twenty (120) days after receipt of the request of the Holder or Holders under this Section 2.4; provided, that such right to delay a request shall be exercised by the Company not more than twice in any twelve (12) month period, or

(v) if the Company has already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 2.4, or

(vi) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(c) Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the requests of the Holders. Registrations effected pursuant to this Section 2.4 shall not be counted as demands for registration or registrations effected pursuant to Section 2.2. All Registration Expenses incurred in connection with registrations requested pursuant to this Section 2.4 after the first two (2) registrations shall be paid by the selling Holders pro rata in proportion to the number of shares to be sold by each such Holder in any such registration.

2.5 Expenses of Registration. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.2, 2.3 or 2.4 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.2 or 2.4, the request of which has been subsequently withdrawn by the Initiating Holders unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request or (b) the Holders of a majority of Registrable Securities agree to deem such registration to have been effected as of the date of such withdrawal for purposes of determining whether the Company shall be obligated pursuant to Section 2.2(c) or 2.4(b)(5), as applicable, to undertake any subsequent registration, in which event such right shall be forfeited by all Holders). If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then such registration shall not be deemed to have been effected for purposes of determining whether the Company shall be obligated pursuant to Section 2.2(c) or 2.4(b)(5), as applicable, to undertake any subsequent registration.

2.6 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to thirty (30) days (to be measured from the expiration of any lockup period related to such registration, if applicable) or, if earlier, until the Holder or Holders have completed the distribution related thereto; provided, however, that at any time, upon written notice to the participating Holders and for a period not to exceed sixty (60) days thereafter (the “Suspension Period”), the Company may delay the filing or effectiveness of any registration statement or suspend the use or effectiveness of any registration statement (and the Initiating Holders hereby agree not to offer or sell any Registrable Securities pursuant to such registration statement during the Suspension Period) if the Company reasonably believes that there is or may be in existence material nonpublic information or events involving the Company, the failure of which to be disclosed in the prospectus included in the registration statement could result in a Violation (as defined below). In the event that the Company shall exercise its right to delay or suspend the filing or effectiveness of a registration hereunder, the applicable time period during which the registration statement is to remain effective shall be extended by a period of time equal to the duration of the Suspension Period. The Company may extend the Suspension Period for an additional consecutive sixty (60) days with the consent of the holders of a majority of the Registrable Securities registered under the applicable registration statement, which consent shall not be unreasonably withheld. If so directed by the Company, all Holders registering shares under such registration statement shall (i) not offer to sell any Registrable Securities pursuant to the registration statement during the period in which the delay or suspension is in effect after receiving notice of such delay or suspension; and (ii) use their best efforts to deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holders’ possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. Notwithstanding the foregoing, the Company shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement other than a registration statement on Form S-3 that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

(b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection (a) above.

(c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d) Use its reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company will use reasonable efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g) Use its reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

(h) Comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first month after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any comparable successor provisions).

2.7 Delay of Registration; Furnishing Information.

(a) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

(b) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.2, 2.3 or 2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

(c) The Company shall have no obligation with respect to any registration requested pursuant to Section 2.2 or Section 2.4 if the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in Section 2.2 or Section 2.4, whichever is applicable.

2.8 Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”) by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, member, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, member, officer, director, underwriter or controlling person of such Holder.

(b) To the extent permitted by law, each Holder severally and not jointly, will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any of the following statements: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act (collectively, a “Holder Violation”), in each case to the extent (and only to the extent) that such Holder Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Holder Violation; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.8 exceed the net proceeds from the offering received by such Holder when combined with any amounts contributed under Section 2.8(d) by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses thereof to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8 to the extent, and only to the extent, prejudicial to its ability to defend such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

(d) If the indemnification provided for in this Section 2.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) or

Holder Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the proceeds from the offering received by such Holder.

(e) The obligations of the Company and Holders under this Section 2.8 shall survive completion of any offering of Registrable Securities in a registration statement and, with respect to liability arising from an offering to which this Section 2.8 would apply that is covered by a registration filed before termination of this Agreement, such termination. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

2.9 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities (for so long as such shares remain Registrable Securities) that (a) is a subsidiary, parent, general partner, limited partner, retired partner, member or retired member, or stockholder of a Holder that is a corporation, partnership or limited liability company, (b) is a Holder’s family member or trust for the benefit of an individual Holder, (c) acquires at least 25,000 shares of Registrable Securities (as adjusted for stock splits and combinations) or (d) pursuant to a transfer permitted under Section 2.1(a) or (b) above; provided, however, (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

2.10 Limitation on Subsequent Registration Rights. Other than as provided in Section 5.10, after the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder rights to demand the registration of shares of the Company’s capital stock, or to include such shares in a registration statement that would reduce the number of shares includable by the Holders.

2.11 “Market Stand-Off” Agreement. Each Holder hereby agrees that such Holder shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities) of the Company held by such Holder immediately before the effective date of the registration statement for the Initial Offering (other than those included in the registration) during the 180-day period following the effective date of the Initial Offering; provided, that, all officers and directors of the Company and holders of at least one percent (1%) of the Company’s voting securities are bound by and have entered into similar agreements. The obligations described in this Section 2.11 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. To the extent that any person who is subject to market stand-off obligations is released early by the managing underwriter from such market stand-off obligations, then each Holder shall also receive a pro rata release from their respective market stand-off obligations. Notwithstanding anything herein to the contrary, the provisions of this Section 2.11 shall not apply to any shares purchased in the Initial Offering or in the secondary market following the Initial Offering.

2.12 Agreement to Furnish Information. Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter that are consistent with the Holder’s obligations under Section 2.11 or that are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall provide, within ten (10) days of such request, such information as may be reasonably required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in Section 2.11 and this Section 2.12 shall not apply to a Special Registration Statement. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said day period. Each Holder agrees that any transferee of any shares of Registrable Securities shall be bound by Sections 2.11 and 2.12. The underwriters of the Company’s stock are intended third party beneficiaries of Section 2.11 and shall have the right, power and authority to enforce the provisions of Section 2.11 as though they were a party hereto.

2.13 Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

(a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

(b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

(c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company filed with the Commission; and such other reports and documents as a Holder may reasonably request in connection with availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

2.14 Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Section 2.2,

Section 2.3, or Section 2.4 hereof shall terminate upon the earlier of: (i) the date three (3) years following an initial public offering that results in the conversion of all outstanding shares of Preferred stock; or (ii) such time as such Holder, as reflected on the Company’s list of stockholders, holds less than 1% of the Company’s outstanding Common Stock (treating all shares of Preferred Stock on an as converted basis), the Company has completed its Initial Offering and all Registrable Securities of the Company held by and issuable to such Holder (and its Affiliates) may be sold pursuant to Rule 144 during any ninety (90) day period without limitation. Upon such termination, such shares shall cease to be Registrable Securities hereunder for all purposes.

SECTION 3.	COVENANTS OF THE COMPANY.

3.1 Basic Financial Information and Reporting.

(a) The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied (except as noted therein or as disclosed to the recipients thereof), and will set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied.

(b) As soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred twenty (120) days thereafter, the Company will furnish such Investor a balance sheet of the Company, as at the end of such fiscal year, and a statement of income and a statement of cash flows of the Company, for such year, all prepared in accordance with generally accepted accounting principles consistently applied (except as noted therein or as disclosed to the recipients thereof) and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. Such financial statements shall be accompanied by a report and opinion thereon by independent public accountants selected by the Company’s Board of Directors.

(c) The Company will furnish each Major Investor (as defined below), as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days thereafter, a balance sheet of the Company as of the end of each such quarterly period, and a statement of income and a statement of cash flows of the Company for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles consistently applied (except as noted therein or as disclosed to the recipients thereof), with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

(d) So long as an Investor (with its Affiliates) shall own not less than 132,000 shares of Registrable Securities (as adjusted for stock splits and combinations) (a “Major Investor”), the Company will furnish each such Major Investor to the extent requested by such Major Investor: (i) at least thirty (30) days prior to the beginning of each fiscal year an annual budget and operating plans for such fiscal year (and as soon as available, any subsequent written revisions thereto); and (ii) as soon as practicable after the end of each quarter, and in any event within twenty (20) days thereafter, a balance sheet of the Company as of the end of each such quarter, and a statement of income and a statement of cash flows of the Company for such quarter and for the current fiscal year to date, including a comparison to plan figures for such period, prepared in accordance with generally accepted accounting principles consistently applied (except as noted thereon), with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

(e) Notwithstanding the foregoing, each T. Rowe Price Investor and Fidelity Investor shall be considered a “Major Investor” for all purposes of this Agreement, for so long as such Investor holds any Registrable Securities. The Company shall promptly and accurately respond, and shall use its best efforts to cause its transfer agent to promptly respond, to requests for information made on behalf of any T. Rowe Price Investor or Fidelity Investor relating to (a) accounting or securities law matters required in connection with its audit or (b) the actual holdings of the applicable T. Rowe Price Investor Fidelity Investor , including in relation to the total outstanding shares of the Company; provided, however, that the Company shall not be obligated to provide any such information that could reasonably result in a violation of applicable law or conflict with the Company’s insider trading policy or a confidentiality obligation of the Company. In addition, the quarterly and annual financial statements delivered to the T. Rowe Price Investors and Fidelity Investors shall include current capitalization tables.

3.2 Inspection Rights. Each Major Investor shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this Section 3.2 with respect to a competitor of the Company or with respect to information which the Board of Directors determines in good faith is confidential (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel and should not, therefore, be disclosed.

3.3 Confidentiality of Records. Each Investor agrees to use the same degree of care as such Investor uses to protect its own confidential information to keep confidential any information furnished to such Investor hereof that the Company identifies as being confidential or proprietary (so long as such information is not in the public domain), except that such Investor may disclose such proprietary or confidential information (i) to any registered investment advisor, partner, limited partner, prospective partner or limited partner, subsidiary or parent of such Investor as long as such registered investment advisor, partner, limited partner, prospective partner or limited partner, subsidiary or parent is advised of and agrees or has agreed to be bound by the confidentiality provisions of this Section 3.3 or comparable restrictions; (ii) at such time as it enters the public domain through no fault of such Investor; (iii) that is communicated to it free of any obligation of confidentiality; (iv) that is developed by Investor or its agents independently of and without reference to any confidential information communicated by the Company; or (v) as required by applicable law. For the sake of clarity, nothing contained in this Section 3.3 shall in any way restrict or impair the obligations of T. Rowe Price or Fidelity, to report the investment of its respective advisory clients (as Investors) in the Company in accordance with applicable laws and regulations, without any requirement of prior notice to the Company.

3.4 Reservation of Common Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Preferred Stock, all Common Stock issuable from time to time upon such conversion.

3.5 Proprietary Information and Inventions Agreement. The Company shall require all employees to execute and deliver an Employee Confidential Information and Inventions Assignment Agreement substantially in the form approved by the Company’s counsel or Board of Directors and shall require all consultants to execute and deliver a consulting agreement with substantially similar obligations.

3.6 Directors’ Liability and Indemnification. The Company’s Certificate of Incorporation and Bylaws shall provide (a) for elimination of the liability of director to the maximum extent permitted by law and (b) for indemnification of directors for acts on behalf of the Company to the maximum extent permitted by law.

3.7 Director Expenses. The Company will reimburse all non-employee directors and observers for their reasonable expenses related to attending meetings of the Company’s Board of Directors.

3.8 Series A Preferred Stock. The Company will use commercially reasonable efforts after the consummation of the Repurchases (as defined in the Purchase Agreement) to amend the Restated Certificate (as defined in the Purchase Agreement) to reduce the number of authorized shares of Series A Preferred Stock by 531,208 shares (as adjusted for stock splits and combinations). The Company further covenants and agrees that subsequent to the Repurchases, the Company shall not re-issue any of the shares of Series A Preferred Stock repurchased from Zygtech, LLC.

3.9 Publicity. The Company shall not use the name or trademarks of (i) T. Rowe Price or the T. Rowe Price Investors or (ii) Fidelity or the Fidelity Investors, including the issuance of any press release relating to the sale of the Series B Preferred Stock that identifies such Investors, without the prior review and written consent of T. Rowe Price or Fidelity, respectively.

3.10 Termination of Covenants. All covenants of the Company contained in Section 3 of this Agreement (other than the provisions of Section 3.3, and 3.6 and 3.9) shall expire and terminate as to each Investor upon the earlier of (i) the effective date of the registration statement pertaining to an Initial Offering or (ii) upon an “Acquisition” as defined in the Company’s Certificate of Incorporation as in effect as of the date hereof.

SECTION 4.	RIGHTS OF FIRST REFUSAL.

4.1 Subsequent Offerings. Subject to applicable securities laws, each Major Investor shall have a right of first refusal to purchase its pro rata share of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 4.7 hereof. Each

Investor’s pro rata share is equal to the ratio of (a) the number of shares of the Company’s Common Stock (including all shares of Common Stock issuable or issued upon conversion of the Shares or upon the exercise of outstanding warrants or options) of which such Investor is deemed to be a holder immediately prior to the issuance of such Equity Securities to (b) the total number of shares of the Company’s outstanding Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares or upon the exercise of any outstanding warrants or options) immediately prior to the issuance of the Equity Securities. The term “Equity Securities” shall mean (i) any Common Stock, Preferred Stock or other security of the Company, (ii) any security convertible into or exercisable or exchangeable for, with or without consideration, any Common Stock, Preferred Stock or other security (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other security or (iv) any such warrant or right.

4.2 Exercise of Rights. If the Company proposes to issue any Equity Securities, it shall give each Major Investor written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Each Major Investor shall have fifteen (15) days from the giving of such notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any Major Investor who would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.

4.3 Issuance of Equity Securities to Other Persons. If not all of the Major Investors elect to purchase their pro rata share of the Equity Securities, then the Company shall promptly notify in writing the Major Investors who do so elect and shall offer such Major Investors the right to acquire such unsubscribed shares on a pro rata basis. The Major Investors shall have five (5) days after receipt of such notice to notify the Company of its election to purchase all or a portion thereof of the unsubscribed shares. The Company shall have ninety (90) days thereafter to sell the Equity Securities in respect of which the Major Investor’s rights were not exercised, at a price not lower and upon general terms and conditions not materially more favorable to the purchasers thereof than specified in the Company’s notice to the Major Investors pursuant to Section 4.2 hereof. If the Company has not sold such Equity Securities within ninety (90) days of the notice provided pursuant to Section 4.2, the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to the Major Investors in the manner provided above.

4.4 Termination and Waiver of Rights of First Refusal. The rights of first refusal established by this Section 4 shall not apply to, and shall terminate upon the earlier of (i) the effective date of the registration statement pertaining to the Company’s Initial Offering or (ii) an Acquisition. Notwithstanding Section 5.5 hereof, the rights of first refusal established by this Section 4 may be amended, or any provision waived with and only with the written consent of the Company, the Major Investors holding a majority of the Registrable Securities held by all Major Investors and the holders of at least a majority of the then-outstanding Series B Preferred Stock; provided, however, that notwithstanding any such waiver, in the event that a Major Investor actually purchases Equity Securities in any transaction contemplated by Section 4 hereof, then each other Major Investor shall be permitted to participate on a pro rata basis relative to the Major Investor purchasing the largest proportion of such Major Investor’s pro rata share.

4.5 Assignment of Rights of First Refusal. The rights of first refusal of each Major Investor under this Section 4 may be assigned by the same parties, subject to the same restrictions as any transfer of registration rights pursuant to Section 2.9.

4.6 Excluded Securities. The rights of first refusal established by this Section 4 shall have no application to any of the following Equity Securities:

(a) shares of Common Stock and/or options, warrants or other Common Stock purchase rights and the Common Stock issued pursuant to such options, warrants or other rights issued or to be issued after the date hereof to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors;

(b) stock issued or issuable pursuant to any rights or agreements, options, warrants or convertible securities outstanding as of the date of this Agreement; and stock issued pursuant to any such rights or agreements granted after the date of this Agreement, so long as the rights of first refusal established by this Section 4 were complied with, waived, or were inapplicable pursuant to any provision of this Section 4.7 with respect to the initial sale or grant by the Company of such rights or agreements;

(c) any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination as approved by the Board of Directors;

(d) any Equity Securities issued in connection with any stock split, stock dividend or recapitalization by the Company;

(e) any Equity Securities issued pursuant to any equipment loan or leasing arrangement, real property leasing arrangement, or debt financing from a bank or similar financial or lending institution as approved by the Board of Directors;

(f) any Equity Securities that are issued by the Company pursuant to a registration statement filed under the Securities Act;

(g) any Equity Securities issued to third-party service providers in exchange for or as partial consideration for services rendered to the Company as approved by the Board of Directors;

(h) any Equity Securities issued in connection with strategic transactions involving the Company and other entities, including (i) joint ventures, manufacturing, marketing or distribution arrangements or (ii) technology transfer or development arrangements; provided that the issuance of shares therein has been approved by the Company’s Board of Directors; and

(i) any Equity Securities issued by the Company pursuant to the Purchase Agreement.

SECTION 5.	MISCELLANEOUS.

5.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California in all respects as such laws are applied to agreements among California residents entered into and to be performed entirely within California, without reference to conflicts of laws or principles thereof. The parties agree that any action brought by either party under or in relation to this Agreement, including without limitation to interpret or enforce any provision of this Agreement, shall be brought in, and each party agrees to and does hereby submit to the jurisdiction and venue of, any state or federal court located in the County of Santa Clara, California. THE PARTIES TO THIS AGREEMENT HEREBY WAIVE THEIR RIGHT TO A TRIAL BY JURY WITH RESPECT TO DISPUTES ARISING UNDER THIS AGREEMENT AND THE RELATED AGREEMENTS AND CONSENT TO A BENCH TRIAL WITH THE APPROPRIATE JUDGE ACTING AS THE FINDER OF FACT.

5.2 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, assigns, heirs, executors, and administrators and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

5.3 Entire Agreement. This Agreement, the Exhibits and Schedules hereto, the Purchase Agreement and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement. The Prior Agreement is hereby amended in its entirety and restated herein, and all provisions of, rights granted and covenants made in the Prior Agreement are hereby waived, released and superseded in their entirety and shall have no further force or effect.

5.4 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

5.5 Amendment and Waiver.

(a) Except as otherwise expressly provided, this Agreement may be amended or modified, and the obligations of the Company and the rights of the Holders under this Agreement may be waived, only upon the written consent of the Company and (i) the holders of at least a majority of the then-outstanding Series A Preferred Stock and (ii) the holders of a majority of the then-outstanding Series B Preferred Stock; provided, however, than any amendment, modification or waiver of Section 2.11 or 3.1 without the prior written consent of T. Rowe Price and Fidelity.

(b) Notwithstanding the foregoing, any amendment, modification or waiver that adversely affects the rights of an Investor in a manner that is materially different than the effect on the rights of the other Investors shall also require the written consent of such adversely affected Investor.

(c) For the purposes of determining the number of Holders or Investors entitled to vote or exercise any rights hereunder, the Company shall be entitled to rely solely on the list of record holders of its stock as maintained by or on behalf of the Company.

5.6 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any party’s part of any breach, default or noncompliance under the Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

5.7 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or Exhibit A hereto or at such other address or electronic mail address as such party may designate by ten (10) days advance written notice to the other parties hereto.

5.8 Attorneys’ Fees. In the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

5.9 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

5.10 Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company shall issue additional shares of its Preferred Stock pursuant to the Purchase Agreement, any purchaser of such shares of Preferred Stock shall become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed an Investor, a Holder and a party hereunder. Notwithstanding anything to the contrary contained herein, if the Company shall issue Equity Securities in accordance with Section 4.6 (c), (e) or (i) of this Agreement, any purchaser of such Equity Securities may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed an Investor, a Holder and a party hereunder.

5.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

5.12 Aggregation of Stock. All shares of Registrable Securities held or acquired by entities or persons that are Affiliates of each other shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

5.13 Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

5.14 Termination. This Agreement shall terminate and be of no further force or effect upon the earlier of (i) an Acquisition; or (ii) the date three (3) years following the Closing of the Initial Offering.

5.15 Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each Investor shall be entitled to seek specific performance of the agreements and obligations of the Company hereunder and to such other injunction or other equitable relief as may be granted by a court of competent jurisdiction, without having to prove actual damages or that monetary damages would be inadequate.

[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

AVALANCHE BIOTECHNOLOGIES, INC.

Signature:	/s/ Tom Chalberg

Print Name:	Thomas W. Chalberg, Jr.

Title:	President and Chief Executive Officer

Address:	1035 O’Brien Drive
Menlo Park, CA 94025
Attention: Chief Executive Officer

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP
140 Scott Drive
Menlo Park, California 94025
Attn: Alan C. Mendelson, Esq.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTORS:

VENROCK ASSOCIATES VI, L.P.
By:	Venrock Management VI, LLC
Its:	General Partner

VENROCK PARTNERS VI, L.P.
By:	Venrock Partners Management VI, LLC
Its:	General Partner

By:	/s/ David Stepp
Authorized Signatory

VENROCK HEALTHCARE CAPITAL PARTNERS, L.P.
By:	VHCP Management, LLC
Its:	General Partner

VHCP CO-INVESTMENT HOLDINGS, LLC
By:	VHCP Management, LLC
Its:	Manager

By:	/s/ David Stepp
Authorized Signatory

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTOR:

ZYGTECH, LLC, A NEW JERSEY LIMITED LIABILITY COMPANY

By:	/s/ Zygmunt Wilf
Name:	Zygmunt Wilf

Title:	Member

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTOR:

RICHARD AND MARCIA SCHULMAN LIVING TRUST DATED 10/2/99

By:	/s/ Richard Schulman

Name:	Richard Schulman

Title:	Co-Trustee

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTOR:

ROBERTA S. HOLLAND REVOCABLE TRUST-1996, DATED 10/28/96 AS AMENDED

By:	/s/ Roberta S. Holland

Name:	Roberta S. Holland Revocable Trust 1996

Title:	Trustee

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTOR:

PENSCO TRUST COMPANY CUSTODIAN (JOSEPH OLIVEIRA), IRA 080000004747

By:	/s/ Joseph Oliveira

Name:	Joseph Oliveira

Title:

PENSCO TRUST COMPANY FBO

Joseph Oliveira
Authorized Signer

By:	/s/ Rachel Wheeler
PENSCO Trust Company
By:	Rachel Wheeler
Its:	Authorized Signatory

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTOR:

REGENERON PHARMACEUTICALS, INC.

By:	/s/ Joseph J. LaRosa

Name:	Joseph J. LaRosa

Title:	SVP, General Counsel & Secretary

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTOR:

COWEN AV INVESTMENT LLC

By:	Cowen Structured Holdings Inc., it’s managing member

By:	/s/ Stephen Lasota

	Name:	Stephen Lasota

	Title:	Chief Financial Officer
Cowen Group, Inc.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTORS:

REDMILE CAPITAL FUND, LP

/s/ Jeremy Green
By.	Jeremy Green
Title:	Managing Member of the General Partner and the Investment Manager

REDMILE CAPITAL OFFSHORE FUND, LTD.

/s/ Jeremy Green
By.	Jeremy Green
Title:	Managing Member of the Investment Manager

REDMILE CAPITAL OFFSHORE FUND II, LTD.

/s/ Jeremy Green
By.	Jeremy Green
Title:	Managing Member of the Investment Manager

REDMILE SPECIAL OPPORTUNITIES FUND, LTD.

/s/ Jeremy Green
By.	Jeremy Green
Title:	Managing Member of the Investment Manager

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTOR:

SABBY HEALTHCARE VOLATILITY MASTER FUND, LTD.

By:	Sabby Management, LLC, its Investment Manager

	By:	/s/ Robert Grundstein
Robert Grundstein, COO and General Counsel

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTOR:

ADAGE CAPITAL PARTNERS, LP
BY:	Adage Capital Partners, GP, LLC, it’s General Partner
BY:	Adage Capital Advisors, LLC it’s Managing Member

By:	/s/ Phillip T. Gross

Name:	Phillip T. Gross

Title:	Managing Director

Adage Capital Partners, GP, LLC (“ACPGP”), serves as the general partner of Adage Capital Partners, LP, a Delaware limited partnership (the “Fund”) and as such has discretion over the portfolio of securities beneficially owned by the Fund. Adage Capital Advisors, LLC, a Delaware limited liability company (“ACA”), is managing member of ACPGP and directs ACPGP’s operations. Robert Atchinson and Phillip Gross are the managing members of ACPGP and ACA and general partners of the Fund. Robert Atchinson and Phillip Gross disclaim beneficial ownership of the reported securities except to the extent of their pecuniary interest therein.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTORS:

T. ROWE PRICE HEALTH SCIENCES FUND, INC.
TD MUTUAL FUNDS – TD HEALTH SCIENCES FUND
VALIC COMPANY I – HEALTH SCIENCES FUND
T. ROWE PRICE HEALTH SCIENCES PORTFOLIO
JOHN HANCOCK VARIABLE INSURANCE TRUST – HEALTH SCIENCES TRUST
JOHN HANCOCK FUNDS II – HEALTH SCIENCES FUND

By:	T. Rowe Price Associates, Inc., Investment Adviser

By:	/s/ Taymour Tamaddon

Name:	Taymour Tamaddon

Title:	Vice President

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTORS:

DEERFIELD SPECIAL SITUATIONS FUND, L.P.
By:	Deerfield Mgmt, L.P.
General Partner
	By:	J.E. Flynn Capital, LLC
General Partner

		By:	/s/ David J. Clark
			Name:	David J. Clark
			Title:	Authorized Signatory

DEERFIELD SPECIAL SITUATIONS INTERNATIONAL MASTER FUND, L.P.
By:	Deerfield Mgmt, L.P.
General Partner
	By:	J.E. Flynn Capital, LLC
General Partner

		By:	/s/ David J. Clark
			Name:	David J. Clark
			Title:	Authorized Signatory

DEERFIELD PRIVATE DESIGN FUND III, L.P.
By:	Deerfield Mgmt III, L.P.
General Partner
	By:	J.E. Flynn Capital III, LLC
General Partner

		By:	/s/ David J. Clark
			Name:	David J. Clark
			Title:	Authorized Signatory

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTORS:

FIDELITY SECURITIES FUND: FIDELITY OTC PORTFOLIO

By:	/s/ Stacie M. Smith

Name:	Stacie Smith

Title:	Deputy Treasurer

FIDELITY SELECT PORTFOLIOS: BIOTECHNOLOGY PORTFOLIO

By:	/s/ Stacie M. Smith

Name:	Stacie Smith

Title:	Deputy Treasurer

FIDELITY ADVISOR SERIES VII: FIDELITY ADVISOR BIOTECHNOLOGY FUND

By:	/s/ Stacie M. Smith

Name:	Stacie Smith

Title:	Deputy Treasurer

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTOR:

ROCK SPRINGS CAPITAL MASTER FUND LP
By:	Rock Springs GP LLC
Its:	General Partner

By:	/s/ Jeffrey Annecchino

Name:	Jeffrey Annecchino
Authorized Signatory

Title:	COO

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTOR:

WACHTER FAMILY TRUST

By:	/s/ Paul Wachter

Name:	Paul Wachter

Title:	Trustee

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTOR:

/s/ Alexandre Cohen
ALEXANDRE COHEN

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTOR:

GREGORY D SNODGRASS & KATHLEEN M SNODGRASS TTEES OF THE GREGORY AND KATHLEEN SNODGRASS LIVING TRUST DTD 12/13/00

By:	/s/ Gregory D. Snodgrass

Name:	Gregory D. Snodgrass

Title:	Trustee

By:	/s/ Kathleen M. Snodgrass

Name:	Kathleen M. Snodgrass

Title:	Trustee

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTOR:

/s/ Stonington Cox
STONINGTON COX

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTOR:

CONSTANCE C COX TRUST DATED JUNE 28, 2000 AS AMENDED

By:	/s/ Constance C. Cox

Name:	Constance C. Cox, Trust dated June 28, 2000 as amended

Title:	Trustee

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTOR:

P. ANTHONY PRICE REVOCABLE TRUST, MAY 6, 2002

By:	/s/ P.A. Price

Name:	P. Anthony Price

Title:	Trustee

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTOR:

KRISTEN AND JIM WELLS FAMILY TRUST

By:	/s/ Kristen Wells

Name:	Kristen Wells

Title:	Trustee

By:	/s/ Jim Wells

Name:	Jim Wells

Title:	Trustee

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTOR:

/s/ Johannes Hull
JOHANNES HULL

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTOR:

/s/ Michael C. Clark
MICHAEL CLARK

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTOR:

/s/ Herman L. Alcalde
HERMAN ALCALDE

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTOR:

/s/ John McLaughlin
JOHN MCLAUGHLIN

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTOR:

RIVERBEND RANCH PENSION TRUST

By:	/s/ Donald Ozenbaugh

Name:	Donald Ozenbaugh

Title:	Trustee

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTOR:

ALAN C. & AGNÈS B. MENDELSON FAMILY TRUST

By:	/s/ Alan C. Mendelson
Name:	Alan C. Mendelson
Title:	Trustee

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTOR:

VP COMPANY INVESTMENTS 2008, LLC

By:	/s/ Alan C. Mendelson
Name:	Alan C. Mendelson
Title:	Member of Management Committee

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTOR:

GREGORY P CHAGARIS & ANTHEA C STRATIGOS TTEE
CHAGARIS STRATIGOS FAM REV TST

By:	/s/ Gregory P. Chagaris

Name:	Gregory P. Chagaris

Title:	Trustee

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

INVESTOR:

/s/ Jordan Dubnow
JORDAN DUBNOW

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

ADDITIONAL HOLDER:

/s/ Tom Chalberg
THOMAS W. CHALBERG, JR.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

ADDITIONAL HOLDERS

/s/ Mark S. Blumenkranz
MARK S. BLUMENKRANZ

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

ADDITIONAL HOLDER:

/s/ Steven D. Schwartz
STEVEN D. SCHWARTZ

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

ADDITIONAL HOLDER:

/s/ Mitchell H. Finer
MITCHELL H. FINER

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

Exhibit A

SCHEDULE OF INVESTORS

Zygtech, LLC, a New Jersey Limited Liability Company

820 Morris Turnpike, Suite 301

Short Hills, NJ 07078

Carla Helene Blumenkranz Irrevocable Trust

20 Larguita Lane

Portola Valley, CA 94028

Scott Aubrey Blumenkranz Irrevocable Trust

20 Larguita Lane

Portola Valley, CA 94028

Erik Davis Blumenkranz Irrevocable Trust

20 Larguita Lane

Portola Valley, CA 94028

Marty G. Glick

511 Hampton Road

Piedmont, CA 94611

Thomas W. Chalberg, Jr.

2749 Carolina Avenue

Redwood City, CA 94061

Mark S. Blumenkranz

20 Larguita Lane

Portola Valley, CA 94028

Steven D. Schwartz

10801 W. Sunset Blvd.

Los Angeles, CA 90077

Mitchell Finer

150 Whitman Street

Stow, MA 01775

Richard and Marcia Schulman Living Trust dated 10/2/99

10750 Wilshire Boulevard, #1401

Los Angeles, CA 90024

SCHEDULE OF INVESTORS

Roberta S. Holland, Trustee of the Roberta S. Holland Revocable Trust-1996, dated 10/28/96 as amended

10800 Wilshire Blvd. #1404

Los Angeles, CA 90024

Pensco Trust Company Custodian (Joseph Oliveira), IRA 080000004747

409 Albasio Ct.

Angels Camp, CA 95222-9756

Venrock Healthcare Capital Partners, L.P.

3340 Hillview Avenue

Palo Alto, CA 94304

Attn: David Stepp

Venrock Associates VI, L.P.

3340 Hillview Avenue

Palo Alto, CA 94304

Attn: David Stepp

Venrock Partners VI, L.P.

3340 Hillview Avenue

Palo Alto, CA 94304

Attn: David Stepp

VHCP Co-Investment Holdings, LLC

3340 Hillview Avenue

Palo Alto, CA 94304

Attn: David Stepp

Regeneron Pharmaceuticals, Inc.

777 Old Saw Mill River Road

Tarrytown, NY 10591

Attention: President

Copy: General Counsel

Cowen AV Investment LLC

599 Lexington Ave

New York, NY 10022

Redmile Capital Fund, LP

c/o Redmile Group, LLC

One Letterman Drive, Bldg. D, Suite D3-700

San Francisco, CA 94129

SCHEDULE OF INVESTORS

Redmile Capital Offshore Fund, Ltd.

c/o Redmile Group, LLC

One Letterman Drive, Bldg. D, Suite D3-700

San Francisco, CA 94129

Redmile Capital Offshore Fund II, Ltd.

c/o Redmile Group, LLC

One Letterman Drive, Bldg. D, Suite D3-700

San Francisco, CA 94129

Redmile Special Opportunities Fund, Ltd.

c/o Redmile Group, LLC

One Letterman Drive, Bldg. D, Suite D3-700

San Francisco, CA 94129

Sabby Healthcare Volatility Master Fund, Ltd.

c/o Sabby Management, LLC

10 Mountainview Road, suite 205

Upper Saddle River, NJ 07458

Adage Capital Partners

200 Clarendon St. 52nd floor

Boston, MA 02116

Lobstercrew & Co. fbo T. Rowe Price Health Sciences Fund, Inc.

T. Rowe Price Associates, Inc.

100 East Pratt Street

Baltimore, MD 21202

Attn: Andrew Baek, Vice President and Senior Legal Counsel

Mac & Co. fbo TD Mututal Funds - TD Health Sciences Fund

T. Rowe Price Associates, Inc.

100 East Pratt Street

Baltimore, MD 21202

Attn: Andrew Baek, Vice President and Senior Legal Counsel

Squidrig & Co. fbo VALIC Company I - Health Sciences Fund

T. Rowe Price Associates, Inc.

100 East Pratt Street

Baltimore, MD 21202

Attn: Andrew Baek, Vice President and Senior Legal Counsel

Horizon Beach & Co. fbo T. Rowe Price Health Sciences Portfolio

T. Rowe Price Associates, Inc.

100 East Pratt Street

Baltimore, MD 21202

Attn: Andrew Baek, Vice President and Senior Legal Counsel

SCHEDULE OF INVESTORS

Lamppost & Co. fbo John Hancock Variable Insurance Trust - Health Sciences Trust

T. Rowe Price Associates, Inc.

100 East Pratt Street

Baltimore, MD 21202

Attn: Andrew Baek, Vice President and Senior Legal Counsel

ANNUITANT & CO. fbo John Hancock Funds II - Health Sciences Fund

T. Rowe Price Associates, Inc.

100 East Pratt Street

Baltimore, MD 21202

Attn: Andrew Baek, Vice President and Senior Legal Counsel

Deerfield Special Situations Fund, L.P.

780 3rd ave 37th Floor

New York, NY 10017

Deerfield Special Situations International Master Fund, L.P.

780 3rd ave 37th Floor

New York, NY 10017

Deerfield Private Design Fund III, L.P.

780 3rd ave 37th Floor

New York, NY 10017

Booth & Co fbo Fidelity Securities Fund: Fidelity OTC Portfolio

The Northern Trust Company

Attn: Trade Securities Processing, C-1N

801 South Canal Street

Chicago, IL 60607

Fidelity Securities Fund: Fidelity OTC Portfolio

Reference Account # 26-68304

Mag & Co fbo Fidelity Select Portfolios: Biotechnology Portfolio

Brown Brothers Harriman & Co.

525 Washington Blvd

Jersey City NJ 07310

Attn: Michael Lerman 15th Floor

Corporate Actions

Bangle & Co fbo Fidelity Advisor Series VII: Fidelity Advisor Biotechnology Fund

State Street Bank & Trust

PO Box 5756

Boston, Massachusetts 02206

Attn: Bangle & Co fbo Fidelity Advisor Series VII: Fidelity Advisor Biotechnology Fund

SCHEDULE OF INVESTORS

Rock Springs Capital Master Fund LP

650 South Exeter Street

Suite 1070

Baltimore, MD 21202

Wachter Family Trust

127 N. Cliffwood Ave.

Los Angeles, CA 90049

Alexandre Cohen

3110 Main Street, Suite #310

Santa Monica, CA 90405

Gregory D Snodgrass & Kathleen M Snodgrass TTEES of The Gregory and Kathleen Snodgrass Living Trust Dtd 12/13/00

2045 Tasso Street

Palo Alto, CA 94301

Stonington Cox

2240 Green St. Apt.3

San Francisco, CA 94123

Constance C Cox Trust dated June 28, 2000 as amended

2999 Pacific Ave., Apt 5

San Francisco, CA 94115

P. Anthony Price Revocable Trust, May 6, 2002

2999 Pacific Ave., Apt 5

San Francisco, CA 94115

Kristen and Jim Wells Family Trust

4115 Fair Oaks Ave

Menlo Park, CA 94025

Johannes Hull

[address]

Michael Clark

1096 Clarendon Ct

Oakland, CA 94610

Herman Alcalde

3733 Erris Ct

South San Francisco, CA 94080

SCHEDULE OF INVESTORS

John McLaughlin

265 Glen Way

Incline Village, NV 89451

Riverbend Ranch Pension Trust

630 Smith Flat Rd.

Angels Camp, CA 95222

Alan C. & Agnès B. Mendelson Family Trust

76 De Bell Drive

Atherton, CA 94027

VP Company Investments 2008, LLC

c/o Latham & Watkins LLP 555 W. 5th Street Suite 800

Los Angeles, CA 90013

GREGORY P CHAGARIS & ANTHEA C STRATIGOS TTEE

CHAGARIS STRATIGOS FAM REV TST

60 Joyce Road

Hillsborough, CA 94010

Jordan Dubnow

c/o Main Street Advisors, Inc.

3110 Main Street, Suite #310

Santa Monica, CA 90405

SCHEDULE OF INVESTORS

EXHIBIT B

SCHEDULE OF ADDITIONAL HOLDERS

Name	Shares

Thomas W. Chalberg, Jr.	1,200,000

Marty G. Glick	150,000

Mark S. Blumenkranz	700,000

Steven D. Schwartz	500,000

Mitchell H. Finer	700,000

Doonfoot Pty Limited as Trustee for the Hyphema Superannuation Fund	250,000

SCHEDULE OF ADDITIONAL HOLDERS